UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment of 2004 Stock Incentive Plan
On December 16, 2009, the Compensation Committee of our Board of Directors (the “Compensation Committee”) recommended, and our Board of Directors (the “Board”) approved, an amendment of the Company’s 2004 Stock Incentive Plan to remove from Article Four thereof the provision concerning the automatic grants of stock options to members of the Board for their service on committees of the Board. Beginning January 2010, each committee member will receive annual cash compensation in lieu of these stock options as follows:

Audit Committee Chairperson	$20,000
Audit Committee Member	$8,000
Compensation Committee Chairperson	$12,000
Compensation Committee Member	$5,000
Nominating & Corporate Governance Committee Chairperson	$8,000
Nominating & Corporate Governance Committee Member	$3,000
The payments listed above will be made to committee members in four equal payments at the end of each calendar quarter, contingent on their continued and uninterrupted service on the applicable committee(s). Payments will be pro rated in the event of a termination or interruption in service.
The foregoing amendment does not affect stock options previously granted and issued to committee members for prior service.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2010 Base Salaries
On December 16, 2009, the Compensation Committee recommended, and the Board approved, base salaries for our named executive officers. The following table sets forth the 2010 base salary with respect to each named executive officer.

Name	2010 Base Salary
Barry D. Quart, Pharm. D. — Chief Executive Officer	$460,000
Christopher W. Krueger — Senior Vice President, Chief Business Officer	$280,800
John W. Beck — Senior Vice President, Finance & Operations, Chief Financial Officer	$297,900
Kimberly J. Manhard — Senior Vice President, Regulatory Affairs & Development Operations	$300,900
Incentive Cash Bonuses
Our Board of Directors annually establishes targeted corporate goals, including research and development, business development and financial goals, for the ensuing fiscal year. The Compensation Committee also establishes individual goals each year for executive officers. In connection with these goals, the Compensation Committee and the Board establish maximum incentive cash bonus amounts for each named executive officer in the event that all corporate and, in the case of each named executive officer other than our Chief Executive Officer, individual goals are achieved. Our Chief Executive Officer’s incentive cash bonus is based entirely on the achievement of corporate goals. Incentive cash bonuses for each other executive officer are based 75% on the achievement of corporate goals and 25% on the achievement of individual goals. Actual incentive cash bonuses paid are solely at the discretion of the Compensation Committee and the Board, may be higher or lower than the established target and are based on subjective overall determination of our performance relative to the corporate and, as applicable, individual goals achieved. Based on that determination, on December 16, 2009, the Compensation Committee recommended and the Board approved 2009 incentive cash bonuses to each named executive officer as set forth below:

Name	2009 Bonus
Barry D. Quart, Pharm. D. — Chief Executive Officer	$190,000
Christopher W. Krueger — Senior Vice President, Chief Business Officer	$88,500
John W. Beck — Senior Vice President, Finance & Operations, Chief Financial Officer	$89,800
Kimberly J. Manhard — Senior Vice President, Regulatory Affairs & Development Operations	$94,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: December 22, 2009	/s/ JOHN W. BECK
John W. Beck
Chief Financial Officer